PRODUCT SUPPLEMENT NO. 2 dated February 4, 2010	Filed pursuant to Rule 424(b)(2)
(To prospectus and prospectus supplement dated February 4, 2010)	Registration Statement No. 333-164694

EKSPORTFINANS ASA

Enhanced Yield Securities
Reverse Exchangeable Securities with
Contingent Downside Protection

     We may offer from time to time a class of Enhanced Yield Securities that are Reverse Exchangeable Securities with Contingent Downside Protection, which we refer to as the “securities”, that pay at maturity either their principal amount in U.S. dollars or, under certain circumstances, shares of common stock or American depositary shares, which we refer to, collectively, as the “Underlying Stock”, of an Underlying Stock Issuer not affiliated with us. This product supplement describes some of the general terms that may apply to the securities and the general manner in which they may be offered, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the securities, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as terms supplements. If the terms described in the applicable terms supplement are inconsistent with those described herein or in the accompanying prospectus supplement and prospectus, the terms described in the applicable terms supplement will control. The securities will have the following general terms:

Issuer:	Eksportfinans ASA
Interest:	Interest will be payable periodically on the dates and at the rate specified in the applicable terms supplement.
Underlying Stock:	The Underlying Stock will be identified in the applicable terms supplement. The issuer of the Underlying Stock will have no obligations relating to, and will not sponsor or endorse, the securities.
Payment at Maturity:	On the maturity date, for each security you hold, you will receive a payment equal to the maturity payment amount, plus accrued but unpaid interest in cash.

  The maturity payment amount will be a cash payment equal to the principal amount of your securities, unless:
       (a) a knock-in event has occurred; and
       (b) the final stock price is less than the initial stock price.
  If the conditions described in (a) and (b) both occur, at maturity, for each security you hold, the maturity payment amount you will receive will be in shares of the Underlying Stock equal to the share amount specified in the applicable terms supplement multiplied by the share multiplier (plus cash for any fractional shares).

  A knock-in event will occur if the market price of the Underlying Stock multiplied by the share multiplier at any time on any trading day, from the first trading day following the trade date to and including the valuation date, is less than or equal to the knock-in price. The knock-in price will be specified in the applicable terms supplement.
  The initial stock price will equal the closing price per share of the Underlying Stock on the trade date.
  The final stock price will equal the closing price per share of the Underlying Stock on the valuation date multiplied by the share multiplier.
  The valuation date will be the fifth trading day prior to the maturity date.

If a knock-in event has occurred and the final stock price is less than the initial stock price, you will lose some or all of your principal and receive shares of the Underlying Stock instead of a cash payment. Under these conditions, the market value on the valuation date of the shares of the Underlying Stock that you will receive on the maturity date will be less than the aggregate principal amount of your securities and could be $0.00.
Listing:	Unless otherwise specified in the applicable terms supplement, the securities will not be listed or displayed on any securities exchange or any electronic communications network.

     For a detailed description of the terms of the securities, see the applicable terms supplement as well as “Summary Information” beginning on page PS-1 and “Description of the Securities” beginning on page PS-19.

Investing in the securities involves risks. See “Risk Factors” beginning on page PS-8. The securities are subject to certain selling restrictions in offers made outside the United States. See “Selling Restrictions” on page PS-33.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement, the accompanying prospectus supplement and prospectus, or any related terms supplement. Any representation to the contrary is a criminal offense.

Wells Fargo Securities

     In making your investment decision, you should rely only on the information contained or incorporated by reference in the terms supplement relevant to your investment, this product supplement and the accompanying prospectus supplement and prospectus with respect to the securities offered by the applicable terms supplement and this product supplement and with respect to Eksportfinans. We have not authorized anyone to give you any additional or different information. The information in the applicable terms supplement, this product supplement and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

     The securities described in the applicable terms supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, Inc. (FINRA) and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities. The applicable terms supplement, this product supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the securities in any circumstances in which such offer or solicitation is unlawful.

     In this product supplement and the accompanying prospectus supplement and prospectus, “Eksportfinans”, the “Company”, “we”,“us” and “our” refer to Eksportfinans ASA and “agent(s)” refer to any agent(s) for sales of securities identified in the applicable terms supplement.

     We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted. Neither this product supplement nor the accompanying prospectus supplement, prospectus or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement nor the accompanying prospectus supplement, prospectus or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement and accompanying prospectus supplement, prospectus and terms supplement is correct as of any date after the date hereof.

     You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement and the accompanying prospectus supplement, prospectus and terms supplement and the purchase, offer or sale of the securities and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the securities under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

SUMMARY INFORMATION

     This product supplement describes, in general terms only, the Enhanced Yield Securities, which we refer to as the “securities”. Prior to the date on which an offering of securities is priced, we will prepare a separate terms supplement that will apply specifically to that offering and will include the identity of the Underlying Stock and the Underlying Stock Issuer as well as the other specific terms of the offering. On the trade date, we will prepare a pricing supplement that, in addition to the identity of the Underlying Stock and Underlying Stock Issuer and other specific terms of the offering, will also include the specific pricing terms for that issuance of the securities. Any terms supplement and pricing supplement should be read together with this product supplement and the accompanying prospectus supplement and prospectus.

What are the securities?

     This product supplement describes one type of Enhanced Yield Securities: our Reverse Exchangeable Securities with Contingent Downside Protection. The Enhanced Yield Securities we describe in this product supplement are securities that pay at maturity either their principal amount in U.S. dollars or, under certain circumstances, a number of shares of common stock or American depositary shares of an underlying company, who we refer to as the “Underlying Stock Issuer”, not affiliated with us. Eksportfinans will be the issuer of the securities, and the securities will mature on the maturity date specified in the applicable terms supplement.

     The return on the securities is linked to the performance of the common stock or, in the case of non-United States issuers, American depositary shares, of the Underlying Stock Issuer specified in the applicable terms supplement, which we refer to as the “Underlying Stock”, and will depend on whether a knock-in event occurs during the term of the securities and whether the final stock price is less than the initial stock price, each as described below. At maturity, you will receive either an amount in cash equal to the stated principal amount or, if a knock-in event occurs during the term of the securities and the final stock price is less than the initial stock price, a number of shares of the Underlying Stock, as described below.

     As discussed in the accompanying prospectus supplement and prospectus, the securities are debt securities and are part of a series of debt securities entitled “Medium-Term Notes” that Eksportfinans may issue from time to time. The securities will rank equally with all other unsecured and unsubordinated debt of Eksportfinans. For more details, see “Description of the Securities” beginning on page PS-19.

     Each security will have a principal amount of $1,000.00. Each security will be offered at an initial public offering price of $1,000.00. You may transfer only whole securities. Eksportfinans will issue the securities in the form of a global certificate, which will be held by The Depository Trust Company, also known as DTC, or its nominee. Direct and indirect participants in DTC will record your ownership of the securities.

What are “reverse exchangeable securities”?

     A reverse exchangeable security is a debt security that is exchangeable into the common stock of a company other than the issuer of the debt security; however, the principal amount of the reverse exchangeable security is not protected at maturity. Instead, under certain conditions (if a knock-in event has occurred and the final stock price is less than the initial stock price), the holder is exposed to the depreciation of the Underlying Stock. See “Overview of Reverse Exchangeable Securities” below.

Are the securities principal protected?

     No, the securities do not guarantee any return of principal at maturity. If a knock-in event has occurred and the final stock price is less than the initial stock price, you will lose some or all of your principal and receive shares of the Underlying Stock instead of the principal amount in cash at maturity. Under these conditions, the market value of the shares of the Underlying Stock you receive at maturity will be less than the price you paid for the securities, and you will lose some or all of your principal (but you will still receive accrued but unpaid interest). See “Overview of Reverse Exchangeable Securities — Example of Hypothetical Payouts”.

Will I receive interest on the securities?

     The securities will bear interest at a fixed rate per annum on the principal amount of each security on the interest payment dates, in each case as specified in the applicable terms supplement. You will be entitled to receive all accrued and unpaid interest payments on the principal amount of your securities regardless of whether we deliver cash or shares of the Underlying Stock at maturity.

How is Eksportfinans able to offer an interest rate on the securities greater than either the dividend yield on the Underlying Stock or on a conventional principal-protected debt security of Eksportfinans?

     Eksportfinans is able to offer an interest rate on the securities that is greater than either the dividend yield on the Underlying Stock or on a conventional principal-protected debt security of Eksportfinans because the securities are riskier than conventional principal-protected debt securities. As previously described, if a knock-in event has occurred and the final stock price is less than the initial stock price, at maturity you will receive shares of the Underlying Stock that are worth less than the principal amount of the securities. The interest rate on the securities takes into account the contingent risk that you will lose some of your principal (which will occur if there has been a knock-in event and the final stick price is less than the initial stock price). In general, with respect to the securities we offer under this product supplement, if the Underlying Stock is or is expected to be more volatile, then the securities will either have a higher interest rate and have a knock-in price set at such a level that a knock-in event is more likely or will have a lower interest rate but will have a knock-in price set at such a level that a knock-in event is less likely.

What will I receive upon maturity of the securities?

     On the maturity date, for each security you hold, you will receive a payment equal to the maturity payment amount, plus accrued but unpaid interest in cash.

     The “maturity payment amount” you will receive will be an amount in cash equal to the principal amount per security, unless:

(a)	a knock-in event has occurred; and

(b)	the final stock price is less than the initial stock price.

If the conditions described in (a) and (b) both occur, at maturity, for each security you hold, the maturity payment amount you will receive will be a number of shares of the Underlying Stock equal to the share amount multiplied by the share multiplier.

     The “share amount” is the number of shares of the Underlying Stock equal to the principal amount on the trade date. The share amount will be specified in the applicable terms supplement, and will be determined as follows:

principal amount per security
initial stock price

     If the number of shares to be delivered per security at maturity results in fractional shares, rather than delivering fractional shares at maturity, such fractional shares will be paid in U.S. dollar amounts equal to the fractional number of shares multiplied by the closing price per share of the Underlying Stock on the valuation date.

     If a knock-in event has occurred and the final stock price is less than the initial stock price, you will lose some or all of the value of your principal and receive shares of the Underlying Stock instead of the principal amount in cash at maturity. Under these conditions, the market value on the valuation date of the shares of the Underlying Stock that you will receive on the maturity date will be less than the aggregate principal amount of your securities and could be $0.00 (but you will still receive accrued but unpaid interest in cash).

     The initial stock price will be the closing price per share of the Underlying Stock on the trade date and will be specified in the applicable terms supplement.

     The final stock price will be determined by the calculation agent and will equal the closing price per share of the Underlying Stock multiplied by the share multiplier, each as of the valuation date.

     The share multiplier will be 1.0, subject to adjustment for certain corporate events relating to the Underlying Stock Issuer described in this product supplement under “Description of the Securities — Antidilution Adjustments”.

     A knock-in event will occur if, as determined by the calculation agent, the market price of the Underlying Stock multiplied by the share multiplier has fallen to or below the knock-in price at any time during regular business hours of the relevant exchange on any trading day from the first trading day following the trade date to and including the valuation date.

     The knock-in price will be a price that is below the initial stock price and will be specified in the applicable terms supplement.

     The closing price for one share of the Underlying Stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

  if the Underlying Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Exchange Act, on which the Underlying Stock (or any such other security) is listed or admitted to trading, or if the Underlying Stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service (the OTC Bulletin Board) operated by FINRA, the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

     If the Underlying Stock (or any such other security) is listed or admitted to trading on any national securities exchange but the last reported sale price, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of the Underlying Stock (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market or the OTC Bulletin Board on such day.

     If the last reported sale price for the Underlying Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for the Underlying Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of Wells Fargo Securities, LLC or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term “OTC Bulletin Board” will include any successor service thereto.

     The market price is, on any trading day and at any time during the regular business hours of the relevant exchange, the latest reported sale price of the Underlying Stock (or any other security for which a market price must be determined) on that relevant exchange at that time, as determined by the calculation agent.

     The valuation date means the fifth trading day prior to the maturity date. However, if that date occurs on a day on which the calculation agent has determined that a market disruption event has occurred or is continuing, then the valuation date will be the next succeeding trading day on which the calculation agent has determined that a market disruption event has not occurred or is not continuing. If the valuation date is postponed, then the maturity date of the securities will be postponed by an equal number of trading days.

     A trading day means a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, Inc. (NYSE), the NYSE Arca, the Nasdaq Global Market, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

     A business day means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York generally are authorized or obligated by law, regulation or executive order to close.

     The relevant exchange is the primary U.S. securities organized exchange or market of trading for the Underlying Stock. If a reorganization event has occurred, the relevant exchange will be the stock exchange or securities market on which the distribution property (as defined below under “Description of the Securities — Antidilution Adjustments — Adjustments for Reorganization Events” on page PS-27) that is a listed equity security is principally traded, as determined by the calculation agent.

     If a knock-in event has occurred and the final stock price is less than the initial stock price, you will lose some or all of your principal and you will receive shares of the Underlying Stock worth less than the principal amount of your securities instead of a cash payment (but you will still receive accrued but unpaid interest in cash).

Who should or should not consider an investment in the securities?

     We have designed the securities for investors who are willing to make an investment that is contingently exposed to the full downside performance risk of the Underlying Stock and the potential loss of some or all of the value of their principal, who do not expect to participate in any appreciation in the price of the Underlying Stock and who are willing to receive shares of the Underlying Stock as the return on their investment if a knock-in event occurs during the term of the securities and the final stock price is less than the initial stock price. In exchange for the potential downside exposure to the Underlying Stock described in the preceding sentence, investors in the securities will receive quarterly interest payments at a rate specified in the applicable terms supplement.

     The securities are not designed for, and may not be a suitable investment for, investors who are unwilling to make an investment that is exposed to the full downside performance risk of the Underlying Stock. The securities are also not designed for, and may not be a suitable investment for, investors who seek the full upside appreciation in the market price of the Underlying Stock. The securities may not be a suitable investment for investors who prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings, or who are unable or unwilling to hold the securities to maturity.

What will I receive if I sell the securities prior to maturity?

     The market value of the securities may fluctuate during the term of the securities. Several factors and their interrelationship will influence the market value of the securities, including the market price of the Underlying Stock, dividend yields on the Underlying Stock, the time remaining to maturity of the securities, interest and yield rates in the market and the volatility of the market price of the Underlying Stock. If you sell your securities prior to maturity, you may have to sell them at a discount from the principal amount of the securities. Depending on the impact of these factors, you may receive less than the principal amount in any sale of your securities before the maturity date of the securities and less than what you would have received had you held the securities until maturity. For more details, see “Risk Factors — Many factors affect the market value of the securities”.

Who is the Underlying Stock Issuer?

     You should independently investigate the Underlying Stock Issuer specified in the applicable terms supplement and decide whether an investment in the securities linked to the Underlying Stock is appropriate for you. The applicable terms supplement will also specify the country in which the Underlying Stock Issuer is organized if it is not organized in the United States and may inform you of additional risks that you should consider when making an investment linked to Underlying Stock issued by an entity organized in the specified country.

     Companies with securities registered under the Securities Exchange Act of 1934, as amended (the Exchange Act), are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the SEC). Information provided to or filed with the SEC can be inspected at the SEC’s public reference facilities or accessed over the Internet through the SEC’s website. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC by the Underlying Stock Issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided in the applicable terms supplement. In addition, information regarding the Underlying Stock Issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information. We make no representation or warranty as to the accuracy or completeness of any such information.

What is the Underlying Stock Issuer’s role in the securities?

     The Underlying Stock Issuer has no obligations relating to the securities or amounts to be paid to you, including no obligation to take the needs of Eksportfinans or of holders of the securities into consideration for any reason. The Underlying Stock Issuer will not receive any of the proceeds of any offering of the securities, is not responsible for, and has not participated and will not participate in, the offering of the securities and is not responsible for, and will not participate in, the determination or calculation of the maturity payment amount. Eksportfinans will not be affiliated with the Underlying Stock Issuer.

How has the Underlying Stock performed historically?

     The applicable terms supplement will contain a table with the high, low and closing prices per share of the Underlying Stock for a specified time period. This table will appear in a section of the applicable terms supplement entitled “The Underlying Stock — Historical Data”. We will obtain historical trading price information from a commercial provider of such information, and we will not independently verify that price information. The commercial provider will be specified in the applicable terms supplement. You should not take the past performance of the Underlying Stock as an indication of how the Underlying Stock will perform in the future.

What about taxes?

     There is currently no statutory, judicial or administrative authority that directly addresses the U.S. tax treatment of holders of the securities. Unless otherwise specified in the applicable terms supplement, by purchasing a security, you agree with us to treat such security as consisting of (1) a put option (the Put Option) that requires you to purchase the Underlying Stock from us for an amount equal to the Deposit (as defined below) if a knock-in event has occurred and the closing price of the Underlying Stock on the valuation date is less than the initial stock price, and (2) a deposit of cash in an amount equal to the principal amount of a security (the Deposit) to secure your potential obligation to purchase the Underlying Stock. Accordingly, under this tax treatment, the stated interest payments on the securities are divided into two components for U.S. Federal income tax purposes, a portion of which is treated as interest on the Deposit and the remainder of which is attributable to your sale of the Put Option to us (the Put Premium). The applicable terms supplement will provide this allocation. We are not requesting a ruling from the United States Internal Revenue Service (the IRS) with respect to the securities, and we cannot assure you that the IRS will agree with the conclusions expressed in this product supplement or the accompanying prospectus supplement and prospectus. If the IRS successfully argues that the securities should be treated differently, then the timing and character of any inclusion in income in respect of your securities may be affected. Prospective investors should consult their own tax advisor and consider the U.S. Federal income tax consequences of investing in the securities under their particular situation. For more information, please review the U.S. Federal income tax discussion in this product supplement below and in the accompanying prospectus supplement and prospectus under “Taxation in the United States”.

Will the securities be listed on a stock exchange?

     Unless otherwise specified in the applicable terms supplement, the securities will not be listed or displayed on any securities exchange or any electronic communications network. Even if the securities are listed on an securities exchange or an electronic communications network, there can be no assurance that a liquid trading market will develop for the securities. Accordingly, if you sell your securities prior to maturity, you may have to sell them at a substantial loss. You should review the section entitled “Risk Factors — There may not be an active trading market for the securities” in this product supplement.

Are there any risks associated with my investment?

     Yes, an investment in the securities is subject to significant risks, including the risk of loss of some or all of your principal. We urge you to read the detailed explanation of risks in “Risk Factors” beginning on page S-7.

RISK FACTORS

     An investment in the securities is subject to the risks described below, as well as the risks described under “Risk Factors — Risks related to index linked notes or notes linked to certain assets” in the accompanying prospectus supplement and any additional risk factors identified in the applicable terms supplement. The securities are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of the common stock or the American depositary shares of the Underlying Stock Issuer specified in the applicable terms supplement, there is no guaranteed return of principal at maturity. Also, an investment in the securities is not equivalent to investing directly in the Underlying Stock to which the securities are linked. This section describes the most significant risks relating to the securities. You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them.

Your investment may result in a loss of some or all of your principal

     Unlike standard senior non-callable debt securities, the securities do not guarantee the return of the principal amount at maturity. With an investment in the securities, you bear the risk of losing some or all of the value of your principal if a knock-in event occurs during the term of the securities and the final stock price is less than the initial stock price. Under these circumstances, at maturity, for each security you hold, the maturity payment amount that you will receive will be in shares of the Underlying Stock equal to the share amount multiplied by the share multiplier. Accordingly, if a knock-in event has occurred during the term of the securities (i.e., the market price of the Underlying Stock has declined to or below the knock-in price during the term of the securities) and the final stock price is less than the initial stock price you will lose some or all of the value of the principal amount of your securities, and you will receive shares of the Underlying Stock, which may be worth $0.00, instead of a cash payment.

Your yield may be lower than the yield on a standard debt security of comparable maturity

     The yield that you will receive on your securities, which could be negative if a knock-in event occurs during the term of the securities and the final stock price is less than the initial stock price, may be less than the return you could earn on other investments. Your maturity payment amount in cash will not be greater than the aggregate principal amount of your securities. Even if your yield is positive, your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of Eksportfinans with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Owning the securities is not the same as owning the Underlying Stock

     Your return will not reflect the return you would realize if you actually owned and held the Underlying Stock for a similar period because the maturity payment amount per security will never exceed the principal amount of your securities and will be determined without taking into consideration the value of any dividends that may be paid on the Underlying Stock. The securities represent senior unsecured obligations of ours and do not represent or convey any rights of ownership in the Underlying Stock, other than the right to receive a payment at maturity in shares of the Underlying Stock if a knock-in event has occurred and the final stock price is less than the initial stock price. In addition, you will not receive any dividend payments or other distributions on the Underlying Stock and, as a holder of the securities, you will not have voting rights or any other rights that holders of the Underlying Stock may have. If the return on the Underlying Stock over the term of the securities exceeds the principal amount of the securities and the interest payments you receive, your return on the securities at maturity will be less than the return on a direct investment in the Underlying Stock without taking into account taxes and other costs related to such a direct investment. If the market price of the Underlying Stock increases above the initial stock price during the term of the securities, the market value of the securities will not increase by the same amount. It is also possible for the market price of the Underlying Stock to increase while the market value of the securities declines.

There may not be an active trading market for the securities

     Unless otherwise specified in the applicable terms supplement, the securities will not be listed or displayed on any securities exchange or any electronic communications network. Even if the securities are listed on a securities exchange or an electronic communications network, there can be no assurance that a liquid trading market will develop for the securities. The development of a trading market for the securities will depend on our financial performance and other factors such as the increase, if any, in the market price of the Underlying Stock. Even if a secondary market for the securities develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices for the securities in any secondary market could be substantial. If you sell your securities before maturity, you may have to do so at a discount from the public offering price, and, as a result, you may suffer substantial losses.

     Wells Fargo Securities, LLC and its broker-dealer affiliates currently intend to make a market for the securities, although they are not required to do so and may stop any such market-making activities at any time. As market makers, trading of the securities may cause Wells Fargo Securities, LLC or its broker-dealer affiliates to have long or short positions in the securities. The supply and demand for the securities, including inventory positions of market makers, may affect the secondary market for the securities.

Many factors affect the market value of the securities

     The market value of the securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the market value of the securities caused by another factor and that the effect of one factor may compound the decrease in the market value of the securities caused by another factor. We expect that the market value of the securities will depend substantially on the market price of the Underlying Stock at any time during the term of the securities relative to the initial stock price.

     If you choose to sell your securities when the market price of the Underlying Stock exceeds or is equal to the initial stock price, you may receive substantially less than the amount that would be payable at maturity based on this market price because of the expectation that the market price of the Underlying Stock will continue to fluctuate until the final stock price is determined and the risk that a knock-in event may occur. In addition, we believe that other factors that may influence the value of the securities include the following:

  whether a knock-in event has already occurred or the likelihood of a knock-in event occurring prior to the maturity date;

  the volatility (frequency and magnitude of changes in market price) of the Underlying Stock and in particular market expectations regarding the volatility of the Underlying Stock;

  interest rates generally as well as changes in interest rates and the yield curve;

  the dividend yield on the Underlying Stock;

  the time remaining to maturity of the securities;

  our creditworthiness, as represented by our credit ratings or as otherwise perceived in the market;

  the occurrence of certain events affecting the Underlying Stock Issuer that may or may not require an adjustment to the share multiplier; and

  geopolitical conditions and economic, financial, political, regulatory or judicial events, as well as other conditions, that affect stock markets generally and that may affect the Underlying Stock Issuer and the market price of the Underlying Stock.

Historical performance of the Underlying Stock should not be taken as an indication of its future performance during the term of the securities

     You cannot predict the future performance of Underlying Stock based on its historical performance. The Underlying Stock has performed differently in the past and is expected to perform differently in the future. The market price of the Underlying Stock will be influenced by complex and interrelated political, economic, financial and other factors that can affect the Underlying Stock Issuer. You should refer to the applicable terms supplement for a description of the Underlying Stock Issuer and historical data on the Underlying Stock. The market price of the Underlying Stock may decrease to or below the knock-in price and remain below the initial stock price until maturity so that you will receive at maturity shares of Underlying Stock worth less than the principal amount of the securities. We cannot guarantee that the market price of the Underlying Stock will stay above the knock-in price over the life of the securities or that, if the market price of the Underlying Stock has decreased to or below the knock-in price, the market price of the Underlying Stock will recover and be at or above the initial stock price on the valuation date so that you will receive at maturity an amount at least equal to the principal amount of the securities.

We and our affiliates expect to have no affiliation with any Underlying Stock Issuer and are not responsible for its public disclosure of information

     We do not expect any Underlying Stock Issuer to be an affiliate of ours. We do not expect any Underlying Stock Issuer to be involved with any offering of the securities in any way. Consequently, we do not expect to have any ability to control the actions of any Underlying Stock Issuer, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity on the securities. No Underlying Stock Issuer will have an obligation to consider your interest as an investor in the securities in taking any corporate actions that might affect the value of your securities. We do not expect to have any ability to control the public disclosure of these corporate actions or any events or circumstances affecting them.

     Each security will be an unsecured debt obligation of Eksportfinans only and will not be an obligation of any Underlying Stock Issuer. None of the money you pay for the securities will go to any Underlying Stock Issuer. Since the Underlying Stock Issuer is not involved in the offering of the securities in any way, it has no obligation to consider your interest as an owner of securities in taking any actions that might affect the value of your securities. An Underlying Stock Issuer may take actions that will adversely affect the market value of the securities linked to that issuer’s Underlying Stock.

The securities may become exchangeable into the common stock of a company other than the Underlying Stock Issuer

     Following certain corporate events relating to the Underlying Stock, such as a stock-for-stock merger where the Underlying Stock Issuer is not the surviving entity, you will receive at maturity cash or shares of the common stock of a successor corporation to the Underlying Stock Issuer based on the closing price of such successor’s common stock. We describe the specific corporate events that can lead to these adjustments in the section of this product supplement called “Description of the Securities — Antidilution Adjustments”. The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the market price of the securities.

You have limited antidilution protection

     Wells Fargo Securities, LLC, as calculation agent for your securities, will, in its sole discretion, adjust the share multiplier and, thus, the market price used to determine whether or not the knock-in price has been reached and, if applicable, the number of shares of Underlying Stock deliverable at maturity for certain events affecting the Underlying Stock, such as stock splits and stock dividends, and certain other corporate actions involving the Underlying Stock Issuer, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that could affect the Underlying Stock. For example, the calculation agent is not required to make any adjustments to the share multiplier if the Underlying Stock Issuer or anyone else makes a partial tender or partial exchange offer for the Underlying Stock. If an event occurs that does not require the calculation agent to adjust the amount of Underlying Stock payable at maturity, the market price of the securities may be materially and adversely affected. You should refer to “Description of the Securities — Antidilution Adjustments” beginning on page PS-23 for a description of the general circumstances in which the calculation agent will make adjustments to the share multiplier.

Hedging transactions may affect the return on the securities

     As described below under “Use of Proceeds and Hedging”, we through one or more of our hedging counterparties may hedge our obligations under the securities by purchasing the Underlying Stock, futures or options on the Underlying Stock or other derivative instruments with returns linked or related to changes in the market price of the Underlying Stock, and our hedging counterparties may adjust these hedges by, among other things, purchasing or selling the Underlying Stock, futures, options or other derivative instruments with returns linked to the Underlying Stock at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of the Underlying Stock and, therefore, the market value of the securities. It is possible that our hedging counterparties could receive substantial returns from these hedging activities while the market value of the securities declines.

The inclusion of the underwriting discount and commission and the structuring and development costs in the initial public offering price of the securities and certain hedging costs are likely to adversely affect secondary market prices for the securities

     Assuming no change in market conditions or any other relevant factors, the price, if any, at which Wells Fargo Securities, LLC is willing to purchase the securities in secondary market transactions will likely be lower than the initial public offering price set forth in the applicable terms supplement. The initial public offering price will include, and secondary market prices are likely to exclude the underwriting discount and commission paid in connection with the initial distribution and the structuring and development costs. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction. We expect such costs will include the projected profit that our hedge counterparty expects to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by Wells Fargo Securities, LLC, as a result of dealer discounts, mark-ups or other transactions.

The calculation agent may postpone the valuation date and, therefore, the determination of the final stock price and the maturity date if a market disruption event occurs on the valuation date

     The valuation date and, therefore, the determination of the final stock price may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the valuation date. If a postponement occurs, the calculation agent will use the closing price per share of the Underlying Stock on the next succeeding trading day on which no market disruption event occurs or is continuing. As a result, the maturity date for the securities would also be postponed. You will not be entitled to any compensation from us or the calculation agent for any loss suffered as a result of the occurrence of a market disruption event, any resulting delay in payment or any change in the market price of the Underlying Stock resulting from the postponement of the valuation date. See “Description of the Securities — Market Disruption Event” beginning on page PS-22.

Potential conflicts of interest could arise

     Wells Fargo Securities, LLC and its affiliates expect to engage in trading activities related to the Underlying Stock, including hedging transactions for their proprietary account, for other accounts under their management or to facilitate transactions on behalf of customers. Any of these activities could adversely affect the value of the Underlying Stock and, therefore, the market value of the securities and payment at maturity. Wells Fargo Securities, LLC may also issue or underwrite securities or financial or derivative instruments with returns linked to changes in the value of the Underlying Stock. These trading activities may present a conflict between your interest in your securities and the interests that Wells Fargo Securities, LLC and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades, for their customers and in accounts under their management. These trading activities, if they influence the market price of the Underlying Stock, could be adverse to your interests as a holder of the securities.

     Wells Fargo Securities, LLC and its affiliates may presently or from time to time engage in business with us or the Underlying Stock Issuer. This business may include extending loans to, or making equity investments in, the Underlying Stock Issuer or providing advisory services to the Underlying Stock Issuer, including merger and acquisition advisory services. In the course of business, affiliates of the agent may acquire non-public information relating to the Underlying Stock Issuer and, in addition, Wells Fargo Securities, LLC and its affiliates may publish research reports about the Underlying Stock Issuer. The agent does not make any representation to any purchasers of the securities regarding any matters whatsoever relating to the Underlying Stock Issuer. Any prospective purchaser of the securities should undertake an independent investigation of the Underlying Stock Issuer as in its judgment is appropriate to make an informed decision regarding an investment in the securities.

Tax consequences are uncertain

     The federal income tax treatment of the securities is uncertain and the IRS could assert that the securities should be taxed in a manner that is different than described in this product supplement. From time to time, there may be legislative proposals or interpretive guidance addressing the tax treatment of financial instruments such as the notes. We cannot predict the likelihood of any such legislation or guidance being adopted, or the ultimate impact on the notes. For example, as discussed further below, on December 7, 2007, the IRS issued a notice indicating that it and the Treasury Department (Treasury) are actively considering whether, among other issues, all or part of the gain you may recognize upon sale or maturity of an instrument such as the securities could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.

     You should consult your tax advisor as to the tax consequences of investing in the securities, significant aspects of which are uncertain. See “Taxation in the United States” beginning on page PS-31.

Special Risks When the Underlying Stock is American Depositary Shares

     Certain additional risks apply to investments in the securities for which the Underlying Stock consists of American depositary shares of non-U.S. companies, as described below.

There are important differences between the rights of holders of ADSs and the rights of holders of the shares of stock that the ADSs represent

     If your security is linked to the value of American depositary shares (ADSs), and not to the underlying common shares (or the equity equivalent of common shares in the relevant country) of the Underlying Stock Issuer, you should be aware of the differences between ADSs and the underlying shares. ADSs are securities that represent a specified number of underlying shares of a non-U.S. company. The rights and responsibilities of the Underlying Stock Issuer and the ADS holders may be different from the rights of holders of the shares underlying the ADSs, and the Underlying Stock Issuer may have different responsibilities to such shareholders from those it has to the holders of its ADSs. For example, an issuer of ADSs may make distributions in respect of its underlying shares that are not passed on to holders of its ADSs or are passed to holders of its ADSs at a later time. In addition, the calculation agent will not be required to make anti-dilution adjustments for every corporate event that may affect the shares of stock that the ADSs represent.

ADSs may trade differently from the shares of stock that the ADSs represent

     ADSs represent the underlying shares of non-U.S. companies. These underlying shares are not quoted and traded in U.S. dollars. You should be aware that an investment in securities linked to the value of ADSs involves particular risks. For example, fluctuations in the exchange rate between the currency of the Underlying Stock Issuer’s country of organization and the U.S. dollar may affect the U.S. dollar equivalent of the foreign currency price of the underlying shares of the ADS issuer and may, in turn, affect the U.S. dollar market price of the ADSs and may correspondingly affect the market value of your security.

     The exchange rate between the currency in which the shares underlying the ADSs are issued (usually the Underlying Stock Issuer’s home currency), on the one hand, and the U.S. dollar, on the other hand, may fluctuate over time due to the interaction of many factors directly or indirectly affecting economic and political conditions in the Underlying Stock Issuer’s country of organization and the United States, including economic and political developments in other countries.

     In addition, the shares underlying an ADS are frequently subject to restrictions on foreign ownership in the local securities market which may, due to an excess in demand in foreign ownership for the underlying shares relative to the supply of underlying shares made available for foreign ownership in the form of ADSs or other instruments, cause the ADSs to trade at a premium (i.e., a higher price per underlying share represented by the ADS) to the related underlying shares in the local securities market. This premium, if any, may be reduced or eliminated depending upon changes in supply and demand due to general market forces or in a reduction in or elimination of the restrictions on foreign ownership of the underlying shares in the local securities market.

     While the ADSs of ADS issuers are listed and traded in the United States, the shares of stock of those companies are quoted and traded on foreign securities markets, which may have less liquidity and greater volatility than U.S. markets and market developments may affect foreign markets differently from U.S. or other securities markets. Also, there may be less publicly available information about foreign companies, including those that file periodic reports with the SEC, than about those U.S. companies that are subject to the reporting requirements of the SEC. Foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

OVERVIEW OF REVERSE EXCHANGEABLE SECURITIES

     We have provided the following information to help you understand the securities more fully. This section discusses the characteristics of the “reverse exchangeable securities” we are offering, and provides payout scenarios and other information to help you understand how the securities work and how they differ from more conventional debt securities.

     The payout structure of the securities is part of a general class of securities referred to as “reverse exchangeable securities”.

What are “reverse exchangeable securities”?

     The term “reverse exchangeable securities” refers generally to a particular type of security that is:

  income bearing

  non-principal protected (i.e. principal investment is at risk)

  exchangeable into the common stock of an issuer other than the issuer of the debt security (the “underlying stock”) in the event of a decline in the performance of that underlying common stock.

     Reverse exchangeable securities are also sometimes referred to as “reverse convertible securities”.

What is the difference between a reverse exchangeable security and a conventional exchangeable bond?

     For a conventional (not a “reverse”) convertible or exchangeable bond, the principal amount is typically protected at maturity, and the holder has the option to convert or exchange the bond for the underlying stock, such that the investor participates in the appreciation of the underlying stock. In simplified terms, a convertible or exchangeable bond is economically equivalent to a debt security, or bond, plus a long call option on the underlying stock (i.e., the investor is the “purchaser” of the call option and has the right to purchase, or “call”, the underlying stock).

     A reverse exchangeable security can be thought of as the inverse of an exchangeable bond. That is, as with an exchangeable bond, a reverse exchangeable security is a debt security that is exchangeable into the common stock of an issuer other than the issuer of the debt security. However, the principal amount of the reverse exchangeable security is not protected at maturity. Instead of the holder participating in the appreciation of the underlying stock, the holder is exposed to the depreciation of the underlying stock. In simplified terms, a reverse exchangeable security is economically equivalent to a debt security, or bond, plus a short put option on the underlying stock (i.e., the investor is the “seller” of the put option and can be forced to accept the common stock in lieu of payment on the debt security).

Why is the interest rate payable on a reverse exchangeable security higher than on a conventional bond issued by the same issuer?

     As discussed above, a reverse exchangeable security is economically equivalent to a bond plus a short put option on the underlying stock. Consistent with this, the coupon payable on a reverse exchangeable security is economically equivalent to the interest rate payable on the hypothetical bond plus the premium payable in respect of the hypothetical short put option. Because of the premium portion of the interest rate, the interest rate on a reverse exchangeable security is greater than the interest rate payable on a conventional bond of the issuer. Frequently, the interest rate payable on a reverse exchangeable security can be comparable to, or may even exceed, the interest rates payable on certain high-yield bonds.

     A higher interest rate reflects the potential risk of loss of principal. In the case of a high-yield bond, the interest rate is derived from the credit risk of the issuer. In the case of a reverse exchangeable security, the interest rate is derived from the risk of a decrease in the trading price of the underlying stock. In general, with respect to the securities we offer under this product supplement, if the Underlying Stock is or is expected to be more volatile, then the securities will either have a higher interest rate and have a knock-in price set at such a level that a knock-in event is more likely or will have a lower interest rate but will have a knock-in price set at such a level that a knock-in event is less likely.

What is a “knock-in” reverse exchangeable security?

     A “knock-in” reverse exchangeable security is a particular type of reverse exchangeable security. Unlike a conventional reverse exchangeable security which provides exposure to the depreciation of the underlying stock at maturity under all circumstances, a knock-in reverse exchangeable security provides exposure to the depreciation of the underlying stock only if certain conditions are met, i.e., only if a “knock-in” event has occurred and the final stock price is less than the initial stock price. Only in these circumstances is the embedded put option exercised, and at maturity investors receive the underlying stock, which will be worth less than the principal amount of the securities. Because the risk of loss of principal is contingent in a knock-in reverse exchangeable security but is not contingent in a conventional reverse exchangeable security, for the same underlying stock and the same investment term, the interest rate payable on a knock-in reverse exchangeable security is lower than on a conventional reverse exchangeable security.

     The securities that are covered by this product supplement are knock-in reverse exchangeable securities.

What are the payout scenarios for the securities?

     The following flow chart demonstrates the basic payout scenarios for the securities:

Examples of Hypothetical Payouts

     Set forth below are four hypothetical examples of the calculation of the payment at maturity for a hypothetical issuance of the particular type of reverse exchangeable securities this product supplement describes. Interest on the securities will be paid quarterly regardless of whether the maturity payment amount is payable in cash equal to the principal amount or in shares of the Underlying Stock worth less than the principal amount.

     Note that, for different Underlying Stocks, the interest rate and knock-in price (relative to the initial stock price) will vary, and will depend in large part on the volatility of the Underlying Stock. In general, with respect to the securities we offer under this product supplement, if the Underlying Stock is or is expected to be more volatile, then the securities will either have a higher interest rate and have a knock-in price set at such a level that a knock-in event is more likely or will have a lower interest rate but will have a knock-in price set at such a level that a knock-in event is less likely. The interest rate and knock-in price for a particular offering of securities will be specified in the applicable terms supplement.

     For purposes of these examples, we have assumed the following:

Hypothetical initial stock price:	$100.00
Hypothetical knock-in price:	$80.00 (20.00% below the hypothetical initial stock price)
Share multiplier on the valuation date:	1.0

     Based on the above hypothetical terms, if a knock-in event has occurred and the hypothetical final stock price is less than the hypothetical initial stock price, the maturity payment amount per security will equal 10 shares of Underlying Stock (assuming no change in the share multiplier due to corporate events affecting the Underlying Stock), determined as follows:

=	(	principal amount initial stock price	)	× share multiplier

=	($1,000.00 $100.00)	× 1.0	=	10 shares of Underlying Stock

Example 1 — The hypothetical final stock price is equal to 60.00% of the hypothetical initial stock price and a knock-in event has occurred:

Hypothetical final stock price:	$60.00
Maturity payment amount (per security):	10 shares of Underlying Stock

     Since a knock-in event has occurred and the hypothetical final stock price is less than the hypothetical initial stock price, the maturity payment amount per security would be equal to 10 shares of the Underlying Stock with an aggregate market value on the valuation date equal to $600.00, representing a 40.00% loss of the principal amount per security.

     Note that, in this example, the hypothetical final stock price is not only less than the hypothetical initial stock price, it is also less than the knock-in price. The knock-in event could have occurred on the valuation date or on any trading day from the first trading day following the trade date to and including the valuation date.

Example 2 — The hypothetical final stock price is equal to 85.00% of the hypothetical initial stock price and a knock-in event has occurred (i.e., at some time during the term of the securities the market price of the Underlying Stock traded at or below the knock-in price at any time during regular business hours of the relevant exchange on any trading day from the first trading day following the trade date to and including the valuation date):

Hypothetical final stock price:	$85.00
Maturity payment amount (per security):	10 shares of Underlying Stock

     Since a knock-in event has occurred and the hypothetical final stock price is less than the hypothetical initial stock price, the maturity payment amount per security would be equal to 10 shares of the Underlying Stock with an aggregate market value on the valuation date equal to $850.00, representing a 15.00% loss of the principal amount per security.

     Note that, in this example, the hypothetical final stock price is higher than the knock-in price but less than the hypothetical initial stock price. This example illustrates the fact that, if a knock-in event occurs during the term of the securities, the maturity payment amount will be payable in shares of the Underlying Stock worth less than the principal amount per security even if, subsequent to the occurrence of a knock-in event, the Underlying Stock recovers some but not all of its decline in value such that, on the valuation date, the hypothetical final stock price is less than the hypothetical initial stock price.

Example 3 — The hypothetical final stock price is equal to 85.00% of the hypothetical initial stock price but a knock-in event has not occurred:

Hypothetical final stock price:	$85.00
Maturity payment amount (per security):	$1,000.00

     Since a knock-in event has not occurred, the maturity payment amount per security would be paid in cash in an amount equal to the full principal amount of $1,000.00 in cash even though the hypothetical final stock price is less than the hypothetical initial stock price.

     Note that, in this example as in Example 2, the hypothetical final stock price is higher than the knock-in price but less than the hypothetical initial stock price. This example illustrates the fact that the maturity payment amount will be payable in cash equal to the principal amount per security even if the hypothetical final stock price is less than the hypothetical initial stock price, so long as a knock-in event has not occurred during the term of the securities.

Example 4 — The hypothetical final stock price is equal to 140.00% of the hypothetical initial stock price (regardless of whether a knock-in event has or has not occurred):

Hypothetical final stock price:	$140.00
Maturity payment amount (per security):	$1,000.00

     Since the hypothetical final stock price is greater than the hypothetical initial stock price, the maturity payment amount per security would be paid in cash in an amount equal to the $1,000.00 principal amount per security, regardless of whether a knock-in event has or has not occurred.

     Note that, in this example, even if a knock-in event has occurred during the term of the securities, the maturity payment amount will be payable in cash in an amount equal to the $1,000.00 principal amount per security, so long as, on the valuation date, the hypothetical final stock price is equal to or greater than the hypothetical initial stock price. Also note that the return on the securities at maturity does not reflect any increase in the market price of the Underlying Stock at maturity when the hypothetical final stock price is higher than the initial stock price.

Hypothetical Returns on the Securities

     The following table illustrates the hypothetical maturity payment amount and corresponding hypothetical return at maturity per security (in each case, including interest payments), based on the following:

  a hypothetical initial stock price of $100.00;

  a hypothetical knock-in price of $80.00 (20.00% below the hypothetical initial stock price);

  an interest rate of 8.00%;

  a 1-year investment term;

  a range of hypothetical final stock prices and the corresponding hypothetical price return of the Underlying Stock; and

  the hypothetical maturity payment amount and return on the securities (including interest) for a given hypothetical final stock price, depending upon whether or not a knock-in event has occurred.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this product supplement and the applicable terms supplement.

		A knock-in event has not occurred		A knock-in event has occurred
Hypothetical final stock price	Hypothetical price return of the Underlying Stock(3)	Hypothetical maturity payment amount per security (including interest)	Hypothetical return at maturity of the securities (including interest)(4)	Hypothetical maturity payment amount per security (including interest)	Hypothetical return at maturity of the securities (including interest)(4)
$50.00	-50.00%	N/A	N/A	$580.00	-42.00%
55.00	-45.00	N/A	N/A	$630.00	-37.00%
60.00	-40.00	N/A	N/A	$680.00	-32.00%
65.00	-35.00	N/A	N/A	$730.00	-27.00%
70.00	-30.00	N/A	N/A	$780.00	-22.00%
75.00	-25.00	N/A	N/A	$830.00	-17.00%
80.00(1)	-20.00	$1,080.00	8.00%	$880.00	-12.00%
85.00	-15.00	$1,080.00	8.00%	$930.00	-7.00%
90.00	-10.00	$1,080.00	8.00%	$980.00	-2.00%
95.00	-5.00	$1,080.00	8.00%	$1,030.00	3.00%
100.00(2)	0.00	$1,080.00	8.00%	$1,080.00	8.00%
105.00	5.00	$1,080.00	8.00%	$1,080.00	8.00%
110.00	10.00	$1,080.00	8.00%	$1,080.00	8.00%
115.00	15.00	$1,080.00	8.00%	$1,080.00	8.00%
120.00	20.00	$1,080.00	8.00%	$1,080.00	8.00%
125.00	25.00	$1,080.00	8.00%	$1,080.00	8.00%
130.00	30.00	$1,080.00	8.00%	$1,080.00	8.00%
135.00	35.00	$1,080.00	8.00%	$1,080.00	8.00%
140.00	40.00	$1,080.00	8.00%	$1,080.00	8.00%
145.00	45.00	$1,080.00	8.00%	$1,080.00	8.00%
150.00	50.00	$1,080.00	8.00%	$1,080.00	8.00%

(1)	This is the hypothetical knock-in price.
(2)	This is the hypothetical initial stock price.
(3)

The hypothetical price returns specified for the Underlying Stock at maturity do not take into account dividends, if any, paid on the Underlying Stock or any transaction fees and expenses that would be incurred in connection with the purchase or sale of the Underlying Stock.

(4)

The hypothetical returns specified for the securities at maturity are simple percentage returns based on the issue price. If the investment term were shorter than one year, the annualized rate of return would be higher, and if the investment term were longer than one year, the annualized rate of return would be lower.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 8.00% Enhanced Yield Securities* vs. Hypothetical Underlying Stock Price

* Assumes an interest rate of 8.00% per annum and 1-year term

DESCRIPTION OF THE SECURITIES

     Please note that in this section entitled “Description of the Securities”, references to “holders” mean those who own securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not indirect holders who own beneficial interests in securities registered in street name or in securities issued in book-entry form through The Depository Trust Company.

     Investors should carefully read the general terms and provisions of our debt securities set forth under the headings “Description of Debt Securities” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. This section supplements that description. A separate terms supplement to the product supplement will specify the particular terms for each issuance of securities, and may supplement, modify or replace any of the information in this section. References in this product supplement to a security shall refer to the stated principal amount specified as the denomination for that issuance of securities in the applicable terms supplement.

     The securities are part of a series of debt securities, entitled “Medium-Term Notes”, that Eksportfinans may issue from time to time as described in the accompanying prospectus supplement and prospectus. The securities are also “Asset linked notes” as described in the accompanying prospectus supplement.

     We describe the general terms of the securities in more detail below.

Terms Specified in the Applicable Terms Supplement

     For each issuance of securities, the applicable terms supplement will specify the following terms of the securities, to the extent applicable:

  the issue price;

  the stated principal amount per security;

  the aggregate principal amount;

  the denomination or minimum denominations;

  the original issue date;

  the maturity date and any terms related to any extension of the maturity date not otherwise set forth in this product supplement;

  the interest rate per year, if any, or the method of calculating that rate;

  the dates on which the interest will be payable;

  the Underlying Stock;

  the Underlying Stock Issuer and, if the issuer is a non-U.S. company, its jurisdiction of organization;

  the share amount;

  the initial stock price;

  the knock-in price;

  the valuation date;

  the stock exchange, if any, on which the securities may be listed;

  if any securities are not denominated and payable in U.S. dollars, the currency or currencies in which the principal and interest, if any, will be paid, which we refer to as the specified currency, along with any other terms relating to the non-U.S. dollar denomination, including historical exchange rates as against the U.S. dollar;

  if the securities are in book-entry form, whether the securities will be offered on a global basis to investors through Euroclear and Clearstream, Luxembourg as well as through the Depository; and

  any other terms on which we will issue the securities.

Payment at Maturity

     On the maturity date, for each security you hold, you will receive a payment equal to the maturity payment amount, plus accrued but unpaid interest in cash.

     The maturity payment amount will be a cash payment equal to the principal amount of your securities, unless:

(a)	a knock-in event has occurred; and

(b)	the final stock price is less than the initial stock price.

If the conditions described in (a) and (b) both occur, at maturity, for each security you hold, the maturity payment amount you will receive will be in shares of Underlying Stock in exchange for each security equal to the share amount multiplied by the share multiplier.

     The share amount is the number of shares of the Underlying Stock equal to the principal amount per security on the trade date. The share amount will be specified in the applicable terms supplement, and will be determined as follows:

principal amount per security
initial stock price

     If the number of shares to be delivered per security at maturity results in fractional shares, rather than delivering fractional shares at maturity, such fractional shares will be paid in U.S. dollar amounts equal to the fractional number of shares multiplied by the closing price per share of the Underlying Stock on the valuation date.

     If the payment at maturity is payable in shares of the Underlying Stock and we determine that we are prohibited from delivering shares of the Underlying Stock, or that it would otherwise be unduly burdensome to deliver shares of the Underlying Stock, then on the maturity date, we will pay a cash amount per security equal to the closing price of the Underlying Stock on the valuation date multiplied by the number of shares of the Underlying Stock into which each security is redeemable. Any such determination will be made in our sole discretion.

     If a knock-in event occurs and the final stock price is less than the initial stock price, you will lose some or all of your principal and receive shares of the Underlying Stock instead of the principal amount in cash at maturity. Under these conditions, the market value on the valuation date of the shares of the Underlying Stock that you will receive on the maturity date will be less than the aggregate principal amount of your securities and could be $0.00 (but you will still receive accrued but unpaid interest in cash).

Additional Defined Terms

     We have defined some of the terms that we use frequently in this product supplement below:

     The initial stock price will be the closing price per share of the Underlying Stock on the trade date and will be specified in the applicable terms supplement.

     The final stock price will be determined by the calculation agent and will equal the closing price per share of the Underlying Stock multiplied by the share multiplier as of the valuation date.

     The share multiplier will be 1.0, subject to adjustment for certain corporate events relating to the Underlying Stock Issuer described in this product supplement under “— Antidilution Adjustments”.

     A knock-in event will occur if, as determined by the calculation agent, the market price of the Underlying Stock is at or below the knock-in price at any time during regular business hours of the relevant exchange on any trading day from the first trading day following the trade date to and including the valuation date.

     The knock-in price will be a price that is below the initial stock price and will be specified in the applicable terms supplement.

     The market price is, on any trading day and at any time during the regular business hours of the relevant exchange, the latest reported sale price of the Underlying Stock (or any other security for which a market price must be determined) on that relevant exchange at that time, as determined by the calculation agent.

     The valuation date means the fifth trading day prior to the maturity date. However, if that date occurs on a day on which the calculation agent has determined that a market disruption event has occurred or is continuing, then the valuation date will be the next succeeding trading day on which the calculation agent has determined that a market disruption event has not occurred or is not continuing. If the valuation date is postponed, then the maturity date of the securities will be postponed by an equal number of trading days.

     A trading day means a day, as determined by the calculation agent, on which trading is generally conducted on the NYSE, the NYSE Arca, the Nasdaq Global Market, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

     A business day means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York generally are authorized or obligated by law, regulation or executive order to close.

     The relevant exchange is the primary U.S. securities organized exchange or market of trading for the Underlying Stock. If a reorganization event has occurred, the relevant exchange will be the stock exchange or securities market on which the distribution property (as defined below under “— Antidilution Adjustments — Adjustments for Reorganization Events” on page PS-27) that is a listed equity security is principally traded, as determined by the calculation agent.

     The Underlying Stock means the common stock (or if applicable, American depositary shares, or ADSs) of the Underlying Stock Issuer as specified in the applicable terms supplement. In the event of the occurrence of certain corporate events in respect of the Underlying Stock Issuer described in the section entitled “— Antidilution Adjustments — Adjustments for Reorganization Events” on page PS-27, the securities may become redeemable for shares of common stock of one or more issuers in addition to, or in lieu of, the Underlying Stock. If any such event occurs, references to Underlying Stock in this product supplement will mean, for purposes of determining the final stock price or whether a knock-in event has occurred or otherwise as the context requires, the shares of common stock of such additional issuer or issuers, as well as the common stock of the original Underlying Stock Issuer if the original Underlying Stock remains outstanding.

     If any payment is due on the securities on a day which is not a day on which commercial banks settle payments in New York City, then that payment may be made on the next day that is a day on which commercial banks settle payments in New York City, in the same amount and with the same effect as if paid on the original due date.

     Unless otherwise specified in the applicable terms supplement, Wells Fargo Securities, LLC will serve as the calculation agent. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, absent a determination of a manifest error, will be conclusive for all purposes and binding on Eksportfinans and the holders and beneficial owners of the securities. We may at any time change the calculation agent without notice to holders of securities.

     If the maturity payment amount is payable in shares of the Underlying Stock and Eksportfinans determines that it is prohibited from delivering shares of the Underlying Stock, or that it would otherwise be unduly burdensome to deliver shares of the Underlying Stock, then on the maturity date, it will pay the maturity payment amount per security in cash in an amount equal to the closing price of the Underlying Stock on the valuation date multiplied by the number of shares of the Underlying Stock that would have otherwise been deliverable. Any such determination will be made in our sole discretion.

Closing Price

     The closing price for one share of the Underlying Stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

  if the Underlying Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Exchange Act, on which the Underlying Stock (or any such other security) is listed or admitted to trading, or if the Underlying Stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service (the OTC Bulletin Board) operated by FINRA, the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

     If the Underlying Stock (or any such other security) is listed or admitted to trading on any national securities exchange but the last reported sale price, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of the Underlying Stock (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market or the OTC Bulletin Board on such day.

     If the last reported sale price for the Underlying Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for the Underlying Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of Wells Fargo Securities, LLC or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term “OTC Bulletin Board” will include any successor service thereto.

Market Disruption Event

A market disruption event means the occurrence or existence of any of the following events:

  a suspension, absence or material limitation of trading in the Underlying Stock (or, if such stock is an ADS, the shares underlying such ADS) on its primary market for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

  a suspension, absence or material limitation of trading in option or futures contracts relating to the Underlying Stock (or, if such stock is an ADS, the shares underlying such ADS), if available, in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

  the Underlying Stock does not trade on the NYSE, the NYSE Arca, the Nasdaq Global Market or what was the primary market for the Underlying Stock (or, if such stock is an ADS, the shares underlying such ADS), as determined by the calculation agent in its sole discretion; or

  any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our hedge counterparties to unwind all or a material portion of a hedge with respect to the securities that we or our hedge counterparties have effected or may effect as described below under “Use of Proceeds and Hedging”.

     The following events will not be market disruption events:

  a limitation on the hours or number of days of trading in the Underlying Stock (or, if such stock is an ADS, the shares underlying such ADS) on its primary market, but only if the limitation results from an announced change in the regular business hours of the relevant market; and

  a decision to permanently discontinue trading in the option or futures contracts relating to the Underlying Stock (or, if such stock is an ADS, the shares underlying such ADS).

For this purpose, a “suspension, absence or material limitation of trading” in the primary securities market on which option or futures contracts relating to the Underlying Stock (or, if such stock is an ADS, the shares underlying such ADS), if available, are traded will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in option or futures contracts relating to the Underlying Stock (or, if such stock is an ADS, the shares underlying such ADS), if available, in the primary market for those contracts, by reason of any of:

  a price change exceeding limits set by that market;

  an imbalance of orders relating to those contracts; or

  a disparity in bid and asked quotes relating to those contacts will constitute a suspension or material limitation of trading in option or futures contracts, as the case may be, relating to the Underlying Stock (or, if such stock is an ADS, the shares underlying such ADS) in the primary market for those contracts.

Events of Default and Acceleration

     If the maturity of the securities is accelerated upon an event of default under the indenture referenced in the accompanying prospectus, the amount payable upon acceleration will be determined by the calculation agent. Such amount will be the redemption amount calculated as if the date of declaration of acceleration were the valuation date.

Antidilution Adjustments

     The share multiplier is subject to adjustment by the calculation agent as a result of the dilution and reorganization adjustments described in this section. The adjustments described below do not cover all events that could affect the market value of your securities. We describe the risks relating to dilution above under “Risk Factors — You have limited antidilution protection” on page PS-10.

How adjustments will be made

     If one of the events described below occurs with respect to the Underlying Stock and the calculation agent determines that the event has a dilutive or concentrative effect on the market price of the Underlying Stock, the calculation agent will calculate a corresponding adjustment to the share multiplier as the calculation agent deems appropriate to account for that dilutive or concentrative effect. For example, if an adjustment is required because of a two-for-one stock split, then the share multiplier will be adjusted by the calculation agent by multiplying the existing share multiplier by a fraction whose numerator is the number of shares of the Underlying Stock outstanding immediately after the stock split and whose denominator is the number of shares of the Underlying Stock outstanding immediately prior to the stock split. Consequently, the share multiplier will be adjusted to double the prior share multiplier, due to the corresponding decrease in the market price of the Underlying Stock.

     The calculation agent will also determine the effective date of that adjustment, and the replacement of the Underlying Stock, if applicable, in the event of consolidation or merger or certain other events in respect of the Underlying Stock Issuer. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee and the issuing and paying agent, stating the adjustment to the share multiplier. The calculation agent will not be required to make any adjustments to the share multiplier after the close of business on the fifth trading day immediately prior to the maturity date. In no event, however, will an antidilution adjustment to the share multiplier during the term of the securities be deemed to change the principal amount per security, which is fixed at one-fortieth of the initial stock price of the Underlying Stock.

     If more than one event requiring adjustment occurs with respect to the Underlying Stock, the calculation agent will make an adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, having made an adjustment for the first event, the calculation agent will adjust the share multiplier for the second event, applying the required adjustment to the share multiplier as already adjusted for the first event, and so on for any subsequent events.

     For any dilution event described below, other than a consolidation or merger, the calculation agent will not have to adjust the share multiplier unless the adjustment would result in a change to the share multiplier then in effect of at least 0.1%. The share multiplier resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

     If an event requiring an antidilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in your economic position relative to your securities that results solely from that event. The calculation agent may, in its sole discretion, modify the antidilution adjustments as necessary to ensure an equitable result, including, without limitation, the right to make necessary adjustments to account for differences in exchange rates if the Underlying Stock is an ADS. In addition, if any event requiring an adjustment to be made would result in a different adjustment with respect to an ADS than with respect to the corresponding underlying shares, the calculation agent will make any such adjustments based solely on the effect of such event on the Underlying Stock (i.e., the ADS) but may, in its sole discretion, make any further or additional adjustments to account for any such event which would require a different adjustment with respect to the corresponding underlying shares. Furthermore, with respect to Underlying Stock that is an ADS, in the event that the issuer of such ADS or the depositary for the ADS elects, in the absence of any of the events described below, to change the number of underlying shares that are represented by the ADS, the share multiplier on any trading day after the change becomes effective will be proportionately adjusted by the calculation agent.

     The calculation agent will make all determinations with respect to antidilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made or as to the value of any property distributed in a reorganization event, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of these determinations by the calculation agent. The calculation agent will provide information about the adjustments that it makes upon your written request.

     No adjustments will be made for certain other events, such as offerings of common stock by the Underlying Stock Issuer for cash or in connection with the occurrence of a partial tender or exchange offer for the Underlying Stock by the Underlying Stock Issuer.

     The following events are those that may require an antidilution adjustment of the share multiplier:

  a subdivision, consolidation or reclassification of the Underlying Stock or a distribution or dividend of Underlying Stock to existing holders of the Underlying Stock by way of bonus, capitalization or similar issue;

  a distribution or dividend to existing holders of the Underlying Stock of:

    shares of the Underlying Stock,

    other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the Underlying Stock Issuer equally or proportionately with such payments to holders of the Underlying Stock, or any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;

  the declaration by the Underlying Stock Issuer of an extraordinary or special dividend or other distribution whether in cash or shares of the Underlying Stock or other assets;

  a repurchase by the Underlying Stock Issuer of its common stock whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

  any other similar event that may have a dilutive or concentrative effect on the market price of the Underlying Stock; and

  a consolidation of the Underlying Stock Issuer with another company or merger of the Underlying Stock Issuer with another company.

Stock Splits and Reverse Stock Splits

     A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth less as a result of a stock split.

     A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

     If the Underlying Stock (or, if such stock is an ADS, the underlying shares) is subject to a stock split or a reverse stock split, then once the split has become effective the calculation agent will adjust the share multiplier to equal the product of the prior share multiplier and the number of shares issued in such stock split or reverse stock split with respect to one share of the Underlying Stock; provided, however, that, with respect to an ADS, if (and to the extent that) the Underlying Stock Issuer or the depositary for such Underlying Stock has adjusted the number of underlying shares represented by each share of Underlying Stock (i.e., the ADS) so that the market price of Underlying Stock would not be affected by such stock split or reverse stock split, no adjustment to the share multiplier will be made.

Stock Dividends

     In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend.

     If the Underlying Stock (or, if such stock is an ADS, the underlying shares) is subject (1) to a stock dividend payable in shares of Underlying Stock or, in the case of an ADS, the underlying shares that is given ratably to all holders of the Underlying Stock or (2) to a distribution of the Underlying Stock, or, in the case of an ADS, the underlying shares of the Underlying Stock Issuer, as a result of the triggering of any provision of the corporate charter of the issuer of such component ADS, then once the dividend has become effective the calculation agent will adjust the share multiplier on the ex-dividend date to equal the sum of the prior share multiplier plus the product of:

  the number of shares issued with respect to one share of the Underlying Stock, and the prior share multiplier;

provided, however, that, in the case of Underlying Stock that is an ADS, if (and to the extent that) the Underlying Stock Issuer or the depositary for the Underlying Stock (i.e., the ADS) has adjusted the number of the underlying shares represented by that ADS so that the price of the Underlying Stock would not be affected by such stock dividend or stock distribution, no adjustment to the share multiplier will be made. The ex-dividend date for any dividend or other distribution is the first day on and after which the Underlying Stock trades without the right to receive that dividend or distribution.

No Adjustments for Other Dividends and Distributions

     The share multiplier will not be adjusted to reflect dividends, including cash dividends, or other distributions paid with respect to the Underlying Stock, other than:

  stock dividends described above,

  issuances of transferable rights and warrants as described in “— Transferable Rights and Warrants” below,

  distributions that are spin-off events described in “— Reorganization Events”, and extraordinary dividends described below.

     An extraordinary dividend means each of (a) the full amount per share of Underlying Stock of any cash dividend or special dividend or distribution that is identified by the Underlying Stock Issuer as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by the Underlying Stock Issuer as an extraordinary or special dividend or distribution) distributed per share of Underlying Stock over the immediately preceding cash dividend or other cash distribution, if any, per share of Underlying Stock that did not include an extraordinary dividend (as adjusted for any subsequent corporate event requiring an adjustment as described in this product supplement, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5% of the closing price of Underlying Stock on the trading day preceding the ex-dividend date (that is, the day on and after which transactions in the Underlying Stock on an organized securities exchange or trading system no longer carry the right to receive that cash dividend or other cash distribution) for the payment of such cash dividend or other cash distribution (such closing price, the base closing price) and (c) the full cash value of any non-cash dividend or distribution per share of Underlying Stock (excluding marketable securities, as defined below).

     If the Underlying Stock is subject to an extraordinary dividend, then once the extraordinary dividend has become effective the calculation agent will adjust the share multiplier on the ex-dividend date to equal the product of:

  the prior share multiplier, and

  a fraction, the numerator of which is the base closing price of the Underlying Stock on the trading day preceding the ex- dividend date and the denominator of which is the amount by which the base closing price of the Underlying Stock on the trading day preceding the ex-dividend date exceeds the extraordinary dividend.

     Notwithstanding anything herein, the initiation by the Underlying Stock Issuer of an ordinary dividend on the Underlying Stock or any announced increase in the ordinary dividend on the Underlying Stock will not constitute an extraordinary dividend requiring an adjustment. Additionally, for Underlying Stock that is an ADS, cash dividends or other distributions paid on the underlying shares represented by such ADS will not be considered extraordinary dividends unless the net amount of the cash dividends or other distributions, when passed through to the holder of the ADS, would constitute extraordinary dividends as described above.

     To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, in its sole discretion. A distribution on the Underlying Stock that is a dividend payable in shares of Underlying Stock, an issuance of rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the number of shares of Underlying Stock only as described in “— Stock Dividends” above, "— Transferable Rights and Warrants” below or “— Reorganization Events” below, as the case may be, and not as described here.

Transferable Rights and Warrants

     If the Underlying Stock Issuer issues transferable rights or warrants to all holders of the Underlying Stock to subscribe for or purchase the Underlying Stock at an exercise price per share that is less than the closing price of the Underlying Stock on the trading day before the ex-dividend date for the issuance, then the share multiplier will be adjusted to equal the product of:

  the prior share multiplier, and

  a fraction, (a) the numerator of which will be the number of shares of the Underlying Stock outstanding at the close of trading on the trading day before the ex-dividend date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the number of additional shares of the Underlying Stock offered for subscription or purchase pursuant to the rights or warrants and (b) the denominator of which will be the number of shares of the Underlying Stock outstanding at the close of trading on the trading day before the ex-dividend date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the number of additional shares of the Underlying Stock (referred to herein as the additional shares) that the aggregate offering price of the total number of shares of the Underlying Stock so offered for subscription or purchase pursuant to the rights or warrants would purchase at the closing price on the trading day before the ex-dividend date for the issuance.

The number of additional shares will be equal to:

  the product of (a) the total number of additional shares of the Underlying Stock offered for subscription or purchase pursuant to the rights or warrants and (b) the exercise price of the rights or warrants, divided by the closing price of the Underlying Stock on the trading day before the ex-dividend date for the issuance.

If the number of shares of the Underlying Stock actually delivered in respect of the rights or warrants differs from the number of shares of the Underlying Stock offered in respect of the rights or warrants, then the share multiplier will promptly be readjusted to the share multiplier that would have been in effect had the adjustment been made on the basis of the number of shares of the Underlying Stock actually delivered in respect of the rights or warrants provided, however, that, in the case of Underlying Stock that is an ADS, if (and to the extent that) the Underlying Stock Issuer or the depositary for the Underlying Stock (i.e., the ADS) has adjusted the number of the underlying shares represented by that ADS so that the price of the Underlying Stock would not be affected by such issuance of transferable rights or warrants, no adjustment to the share multiplier will be made.

Reorganization Events

     Each of the following is a reorganization event:

  the Underlying Stock is reclassified or changed;

  the Underlying Stock Issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all outstanding shares of Underlying Stock are exchanged for or converted into other property;

  a statutory share exchange involving outstanding shares of Underlying Stock and the securities of another entity occurs, other than as part of an event described above;

  the Underlying Stock Issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

  the Underlying Stock Issuer effects a spin-off, other than as part of an event described above (in a spin-off, a corporation issues to all holders of its common stock equity securities of another issuer); or

  the Underlying Stock Issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or another entity completes a tender or exchange offer, or a going-private transaction is consummated, for all the outstanding shares of Underlying Stock.

To the extent that any such reorganization event occurs with respect to the underlying shares relating to Underlying Stock that is an ADS, the calculation agent may, in its sole discretion, make an adjustment to the share multiplier for the Underlying Stock (i.e., the ADS) in a manner similar to that which is described below with a view to offsetting, to the extent practical, any change in your economic position relative to your securities that results solely from that event.

Adjustments for Reorganization Events

     If a reorganization event occurs, then the calculation agent will adjust the share multiplier to reflect the amount and type of property or properties — whether cash, securities, other property or a combination thereof — that a prior holder of the number of shares of the Underlying Stock represented by its investment in the securities would have been entitled to in relation to an amount of shares of the Underlying Stock equal to what a holder of shares of the Underlying Stock would hold after the reorganization event has occurred. We refer to this new property as the distribution property.

     For the purpose of making an adjustment required by a reorganization event, the calculation agent, in its sole discretion, will determine the value of each type of the distribution property. For any distribution property consisting of a security, the calculation agent will use the closing price of the security on the relevant trading day. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If a holder of shares of the Underlying Stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder of shares of the Underlying Stock that makes no election, as determined by the calculation agent in its sole discretion.

     If any reorganization event occurs, in each case as a result of which the holders of the Underlying Stock receive any equity security listed on a national securities exchange, which we refer to as a marketable security, other securities or other property, assets or cash, which we collectively refer to as exchange property, the amount payable upon exchange at maturity with respect to the principal amount of each security following the effective date for such reorganization event (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) and any required adjustment to the share multiplier will be determined in accordance with the following and, for purposes of certain calculations and determinations in respect of the securities, such as the determination of the final stock price and whether a knock-in event has occurred, the term Underlying Stock in this product supplement will be deemed to mean:

(a)	if the Underlying Stock continues to be outstanding:

     (1) the Underlying Stock (if applicable, as reclassified upon the issuance of any tracking stock) at the share multiplier in effect on the valuation date (taking into account any adjustments for any distributions described under paragraph (a)(3) below); and

     (2) for each marketable security received in such reorganization event, which we refer to as a new stock, including the issuance of any tracking stock or spinoff stock or the receipt of any stock received in exchange for the Underlying Stock, the product of (i) the number of shares of the new stock received with respect to one share of the Underlying Stock, (ii) the share multiplier for the Underlying Stock on the trading day immediately prior to the effective date of the reorganization event, and (iii) the gross-up multiplier (as determined under paragraph (a)(3) below), if applicable (such product the new stock share multiplier), as adjusted to the valuation date; and

     (3) for any cash and any other property or securities other than marketable securities received in such reorganization event (including equity securities listed on a non-U.S. securities exchange), which we refer to as non-stock exchange property, a number of shares of the Underlying Stock, determined by the calculation agent at the close of trading on the trading day immediately prior to the effective date of such reorganization event, with an aggregate value equal to the share multiplier in effect for the Underlying Stock on such trading day multiplied by a fraction, the numerator of which is the value of the non-stock exchange property per share of the Underlying Stock on such trading day and the denominator of which is the amount by which the closing price of the Underlying Stock exceeds the value of the non-stock exchange property on such trading day (the result of such fraction the “gross-up multiplier”); and the number of such shares of the Underlying Stock determined in accordance with this clause will be added at the time of such adjustment to the share multiplier calculated under (1) above,

(b)	if the Underlying Stock is surrendered for exchange property:

     (1)     that includes new stock (as defined above):

     (i) the number of shares of the new stock received with respect to one share of the Underlying Stock multiplied by the share multiplier for the Underlying Stock on the trading day immediately prior to the effective date of the reorganization event (the new stock share multiplier), as adjusted to the valuation date; and

     (ii) for any non-stock exchange property (as defined above), a number of shares of the new stock determined by the calculation agent on the trading day immediately prior to the effective date of such reorganization event with an aggregate value equal to (x) the new stock share multiplier as calculated under (i) above (without taking into account the additional shares in this provision) multiplied by (y) a fraction, the numerator of which is the value on such trading day of the non-stock exchange property received per share of the Underlying Stock and the denominator of which is the amount by which the closing price of the Underlying Stock exceeds the value on such trading day of the non-stock exchange property received per share of the Underlying Stock, or

     (2)     that consists exclusively of non-stock exchange property:

     (i) if the surviving entity has marketable securities outstanding following the reorganization event and either (A) such marketable securities were in existence prior to such reorganization event or (B) such marketable securities were exchanged for previously outstanding marketable securities of the surviving entity or its predecessor (predecessor stock) in connection with such reorganization event (in either case of (A) or (B), the new stock), a number of shares of the new stock determined by the calculation agent on the trading day immediately prior to the effective date of such reorganization event equal to the share multiplier in effect for the Underlying Stock on the trading day immediately prior to the effective date of such reorganization event multiplied by a fraction, the numerator of which is the value of the non-stock exchange property per share of the Underlying Stock on such trading day and the denominator of which is the closing price of the new stock (or, in the case of predecessor stock, the closing price of the predecessor stock multiplied by the number of shares of the new stock received with respect to one share of the predecessor stock) or

     (ii) if the surviving entity does not have marketable securities outstanding, or if there is no surviving entity (in each case, a replacement stock event), the replacement stock (selected as defined below) with a value on the effective date of such reorganization event equal to the value of the non-stock exchange property multiplied by the share multiplier in effect for the Underlying Stock on the trading day immediately prior to the effective date of such reorganization event.

     If a reorganization event occurs with respect to the shares of the Underlying Stock and the calculation agent adjusts the share multiplier to reflect the distribution property in the event as described above, the calculation agent will make further antidilution adjustments for any later events that affect the distribution property, or any component of the distribution property, comprising the new share multiplier. The calculation agent will do so to the same extent that it would make adjustments if the shares of the Underlying Stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the number of shares of the Underlying Stock, the required adjustment will be made with respect to that component as if it alone were the number of shares of the Underlying Stock.

     For example, if the Underlying Stock Issuer merges into another company and each share of the Underlying Stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the shares of the Underlying Stock will be adjusted to reflect two common shares of the surviving company and the specified amount of cash. The calculation agent will adjust the share multiplier to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in this section entitled “— Antidilution Adjustments”, as if the common shares were shares of the Underlying Stock. In that event, the cash component will not be adjusted but will continue to be a component of the number of shares of the Underlying Stock (with no interest adjustment). Consequently, the final stock price will include the final value of the two shares of the surviving company and the cash.

     For purposes of adjustments for reorganization events, in the case of a consummated tender or exchange offer or going-private transaction involving exchange property of a particular type, exchange property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such exchange property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Replacement Stock Events

     Following the occurrence of a replacement stock event described in paragraph (b)(2)(ii) above, the maturity payment amount for each security will be determined by reference to a replacement stock at the basket stock share multiplier then in effect for such replacement stock as determined in accordance with the following paragraph.

     The replacement stock will be the stock having the closest “option period volatility” to the Underlying Stock among the stocks that then comprise the applicable replacement stock selection index (or, if publication of such index is discontinued, any successor or substitute index selected by the calculation agent in its sole discretion) with the same primary Standard Industrial Classification Code (SIC code) as the Underlying Stock Issuer (or, if no SIC Code has been assigned to the Underlying Stock Issuer, the applicable SIC Code pertaining to companies in the same industry as the Underlying Stock Issuer at the time of the relevant replacement stock event); provided, however, that a replacement stock will not include any stock that is subject to a trading restriction under the trading restriction policies of Eksportfinans, our hedging counterparties or any of their affiliates that would materially limit the ability of Eksportfinans, our hedging counterparties or any of their affiliates to hedge the securities with respect to such stock. In the event that the replacement stock cannot be identified from the S&P 500 Index by primary SIC code for which there is no trading restriction, the replacement stock will be selected by the calculation agent from the stocks within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC code for the Underlying Stock Issuer. Each replacement stock will be assigned a replacement stock multiplier equal to the number of shares of such replacement stock with a closing price on the effective date of such reorganization event equal to the product of (a) the value of the non-stock exchange property and (b) the share multiplier in effect for the Underlying Stock on the trading day immediately prior to the effective date of such reorganization event.

     The option period volatility means, in respect of any trading day, the volatility (calculated by referring to the closing price of the Underlying Stock on the relevant exchange) for a period equal to the 125 trading days immediately preceding the announcement date of the reorganization event, as determined by the calculation agent.

     The replacement stock selection index means the S&P 500 Index, unless otherwise specified in the applicable terms supplement.

Delisting of American Depositary Shares or Termination of American Depositary Receipt Facility

     If the Underlying Stock is an ADS and the Underlying Stock is no longer listed or admitted to trading on a U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended, or included in the OTC Bulletin Board Service operated by the FINRA, or if the American depositary receipt facility between the Underlying Stock Issuer and the depositary is terminated for any reason, then, on and after the date the Underlying Stock is no longer so listed or admitted to trading on the date of such termination, as applicable (the change date), the Underlying Stock will be deemed to be the shares underlying the Underlying Stock (the local shares). The share multiplier will thereafter equal the last value of the share multiplier for the Underlying Stock multiplied by the number of local shares represented by a single share of the Underlying Stock immediately prior to such termination. On and after the change date, solely for the purposes of determining whether the closing price of the Underlying Stock is equal to or less than the knock-in price, the initial stock price will be converted into the applicable foreign currency using the applicable exchange rate as described below. The final stock price will be expressed in U.S. dollars, converting the closing price of the local shares on the valuation date into U.S. dollars using the applicable exchange rate as described below.

     In any such case, to the extent that the maturity payment amount is otherwise payable in shares of the Underlying Stock at maturity, we will pay the cash value thereof in U.S. dollars in lieu of delivering shares of the Underlying Stock. The calculation agent will determine the applicable exchange rate, which will equal (1) an average (mean) of the bid quotations in The City of New York received by the calculation agent at approximately 11:00 a.m., New York City time, on the second business day preceding the valuation date, from three recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation) or, (2) if the calculation agent is unable to obtain three such bid quotations, the average of such bid quotations obtained from two recognized foreign exchange dealers or, (3) if the calculation agent is able to obtain such bid quotation from only one recognized foreign exchange dealer, such bid quotation, in each case for the purchase of the applicable foreign currency for U.S. dollars for settlement on the valuation date in the aggregate amount of the applicable foreign currency payable to holders of the securities. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate in its sole discretion.

TAXATION IN THE UNITED STATES

     The following discussion supplements and should be read together with the discussion in the prospectus supplement and the prospectus under “Taxation in the United States” and is subject to the limitations and expectations set forth therein. The following discussion represents the opinion of Allen & Overy LLP and does not address all U.S. Federal income tax matters that may be relevant to a particular prospective holder. Prospective holders should consult their own tax advisers as to the consequences of acquiring, holding and disposing of securities under the tax laws of the country of which they are resident for tax purposes as well of under the laws of any state, local or foreign jurisdiction.

     General. There is currently no statutory, judicial or administrative authority that directly addresses the U.S. tax treatment of holders of the securities. Unless otherwise indicated in the applicable terms supplement, by purchasing a security, you agree with us to treat such security as consisting of (1) a Put Option that requires you to purchase the Underlying Stock from us for an amount equal to the Deposit if a knock-in event has occurred and the closing price of the Underlying Stock on the valuation date is less than the initial stock price and (2) a Deposit of cash in an amount equal to the principal amount of a security to secure your potential obligation to purchase the Underlying Stock. Accordingly, under this characterization, the stated interest payments on the securities is divided into two components for U.S. Federal income tax purposes, a portion of which is treated as interest on the Deposit, and the remainder of which is the Put Premium attributable to your sale of the Put Option to us. These two components for each issuance of securities will be specified in the applicable terms supplement. We are not requesting a ruling from the IRS with respect to the securities, and we cannot assure you that the IRS will agree with the conclusions expressed in this pricing supplement or the accompanying prospectus supplement and prospectus regarding the treatment of the securities and our allocation of stated interest payments on the securities. If the IRS successfully argues that the securities and the allocation should be treated differently, the timing and character of any inclusion in income in respect of your securities may be affected. Except as provided in “Alternative Characterization of the Securities” below, the remainder of this discussion assumes that the securities are treated as described above.

     Interest Payments on the Securities. We, and by your purchase of the securities, you, agree to treat the Deposit as a short-term obligation for U.S. Federal income tax purposes. Under the applicable Treasury Regulations, the Deposit will be treated as being issued at a discount equal to the sum of the quarterly interest payments that is attributable to interest on the Deposit for U.S. Federal income tax purposes. If you are an accrual method or a cash method U.S. Holder that elects to accrue the discount currently, you will be required to include the discount in income as it accrues on a straight-line basis, unless you elect to accrue the discount on a constant yield method based on daily compounding. If you are a cash method U.S. Holder and you do not elect to accrue the discount, you should include the portion of the payments attributable to interest on the Deposit as income upon receipt and you will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry the securities in an amount not exceeding the accrued interest until such interest is included in income. Furthermore, if you are a cash method U.S. Holder, any gain realized on the Deposit upon the sale, exchange, or retirement of the securities will be ordinary income to the extent of the discount that has accrued on a straight lined basis (or, if an election was made, according to a constant yield method based on daily compounding) but not previously included in income through the date of sale, exchange or retirement.

     Put Premium on the Securities. The Put Premium generally will not be taxable to you upon receipt. If the Put Option expires unexercised and a cash payment is made to you upon maturity of the Securities, you will recognize with respect to the Put Option component of the securities, short term capital gain equal to the total Put Premium received.

     If we exercise the Put Option (i.e., the Underlying Stock is delivered upon maturity of the securities), you will not recognize any gain or loss with respect to the Put Option other than with respect of any cash received in lieu of fractional shares. Your adjusted basis in the Underlying stock received will equal the Deposit, plus accrued but unpaid discount on the Deposit, less the total Put Premium received. Your holding period for any Underlying Stock received will commence on the day after the delivery of the Underlying Stock. To the extent you receive any cash in lieu of fractional shares, you will generally recognize short-term capital gain or loss in an amount equal to the difference between the amount of such cash received and your basis in the fractional shares, which is determined by allocating your total adjusted basis in the Underlying Stock between the amount of cash received and the relative fair market value of the Underlying Stock actually received.

     Sale, Exchange, Redemption or Other Disposition of the Securities. Upon the sale or exchange of the securities for cash, you will be required to apportion the amount you receive between the Deposit and the Put Option according to their respective values on the date of the sale or exchange. You will generally recognize gain or loss with respect to the Deposit in an amount equal to the difference between the amount you receive that is apportioned to the Deposit and your adjusted basis in the Deposit. Your adjusted basis in the Deposit will generally equal the principal amount of your securities, increased by the amount of any income you have recognized in connection with the Deposit and decreased by the amount of any payment received with respect to the Deposit. Such gain or loss will be short-term capital gain or loss, except to the extent attributable to accrued discount on the Deposit, which would be taxable as such as described under “Interest Payments on the Securities” above.

     With respect to the Put Option, the amount of cash you receive upon the sale or exchange of the securities that is apportioned to the Put Option plus the total Put Premium previously received will be treated as short term capital gain. If on date of the sale or exchange of the securities, the value of the Deposit is in excess of the amount you received upon such sale or exchange, then you will be treated as having made a payment to the purchaser equal to the amount of such excess in exchange for the purchaser’s assumption of your rights and obligations under the Put Option. In such a case, you will recognize short-term capital gain or loss equal to the difference between the total Put Premium you previously received in respect of the Put Option and the amount of the deemed payment made by you to the purchaser with respect to the assumption of the Put Option. The amount of the deemed payment will be treated as an amount received with respect to the Deposit in determining your gain or loss with respect to the Deposit.

     Possible Alternative Treatment. Notwithstanding our mutual contractual obligation to treat the securities in accordance with the above characterization, there is currently no statutory, judicial or administrative authority that directly addresses the proper treatment of the securities for U.S. Federal income tax purposes. Accordingly, no assurance can be given that the IRS will agree with, or that a court will uphold, the characterization and treatment of the securities described above. If the IRS successfully asserts an alternative characterization of the securities, the timing and the character of any income with respect to the securities may differ from that described above. For example, it would be a reasonable interpretation of current law for the IRS to assert that the securities should be treated as a single debt instrument, in which case the securities would be subject to the rule concerning short-term debt securities as described in the accompanying prospectus under “Taxation in the United States”. Accordingly, prospective investors are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of an investment in the securities.

      From time to time, there may be legislative proposals or interpretive guidance addressing the tax treatment of financial instruments such as the notes. We cannot predict the likelihood of any such legislation or guidance being adopted, or the ultimate impact on the notes. For example, on December 7, 2007, the IRS released a notice stating that it and the Treasury are actively considering the proper federal income tax treatment of an instrument such as the securities, including whether gain or loss should be ordinary or capital, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any, and whether any such guidance would be applied on a retroactive basis. Treasury regulations or other forms of guidance, if any, issued after consideration of these issues could materially and adversely affect the tax consequences of your investment, possibly retroactively.

     In addition, one member of the House of Representatives introduced a bill on December 19, 2007 that, if enacted, would have required holders of instruments such as the securities purchased after the bill was enacted to accrue interest income over the term of the securities despite the fact that there will be no interest payments over the term of the securities. It is not possible to predict whether a similar bill will be re-introduced or enacted in the future and whether any such bill would affect the tax treatment of your securities.

     Since you will receive coupon payments on the notes on a current basis and by acquiring the securities you agree to treat a portion of the monthly coupon payments as ordinary income for U.S. Federal income tax purposes in accordance with your regular method of accounting, if any regulations are ultimately adopted pursuant to the notice with respect to pre-paid forward contracts and similar instruments, it is unclear whether such regulations would apply to the securities and, if so, whether such regulations would otherwise alter the tax treatment of the securities (e.g., requiring accrual of the full amount of the coupon as ordinary income and/or requiring any gain or loss to be characterized as ordinary rather than capital).

     The IRS and the Treasury are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise provided by law, we intend to treat the securities for U.S. Federal income tax purposes in accordance with the treatment set forth in this section unless and until such time as the Treasury and the IRS issue guidance providing that some other treatment is more appropriate.

     Prospective purchasers of the securities should review the “Taxation in the United States” section in the prospectus supplement and the prospectus for a further discussion of the U.S. Federal income tax considerations and consult their tax advisers as to the consequences of acquiring, holding and disposing of the securities under the tax laws of the country of which they are resident for tax purposes as well as under the laws of any state, local or foreign jurisdiction.

SELLING RESTRICTIONS

     No action has been or will be taken by Eksportfinans or the agent that would permit a public offering of the securities or possession or distribution of this product supplement or the related prospectus supplement and prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this product supplement or the related prospectus supplement or prospectus, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on Eksportfinans or the agent.

     For the following jurisdictions please note specifically:

Argentina

     The Eksportfinans ASA US MTN-Program and the related offer to purchase securities and the sale of securities under the terms and conditions provided hereto, does not constitute a public offering in Argentina. Consequently no public offering approval has been requested or granted by the Comisión Nacional de Valores, nor any listing authorization of the securities has been requested on any stock market in Argentina.

Brazil

     The securities may not be offered or sold to the public in Brazil. Accordingly, the product supplement has not been submitted to the Comissão de Valores Mobiliáros for approval. Documents relating to this offering may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

Chile

     The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the securities, or distribution of this product supplement or the accompanying prospectus supplement and prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Mexico

     The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This product supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

Paraguay

     This is a private and personal offering. The securities offered have not been approved by or registered with the National Securities Commission (Comisión Nacional de Valores) and are not part of a public offering as defined by the Paraguayan Securities Law. The information contained herein is for informational and marketing purposes only and should not be taken as an investment advice.

USE OF PROCEEDS AND HEDGING

     The net proceeds from the sale of any securities offered hereunder will be used as described under “Use of Proceeds” in the accompanying prospectus and to hedge market risks of Eksportfinans associated with its obligation to pay the applicable maturity payment amount at the maturity of the applicable securities. The initial public offering price of the securities includes the underwriting discount and commission and the structuring and development costs indicated in the applicable terms supplement and the estimated cost of hedging our obligations under the securities.

     We have hedged our obligations under the securities through an affiliate of the agent. Our cost of hedging will include the projected profit that such counterparty expects to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our counterparty’s control, such hedging may result in a profit that is more or less than expected, or could result in a loss.

     We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No holder of the securities will have any rights or interest in our hedging activity or any positions we or any unaffiliated counterparty may take in connection with our hedging activity.

     The hedging activity discussed above and the underwriting discount and commission and structuring and development costs may adversely affect the market value of the applicable securities from time to time and the maturity payment amount you will receive on the applicable securities at maturity. See “Risk Factors — Hedging transactions may affect the return on the securities”, “Risk Factors — The inclusion of the underwriting discount and commission and the structuring and development costs in the initial public offering price of the securities and certain hedging costs are likely to adversely affect secondary market prices for the securities” and “Risk Factors — Potential conflicts of interest could arise” for a discussion of these adverse effects.

SUPPLEMENTAL PLAN OF DISTRIBUTION

     We expect to enter into a terms agreement with Wells Fargo Securities, LLC (the agent), with respect to each issuance of the securities. Wells Fargo Securities, LLC, and any other agent named in the applicable terms supplement, will agree, subject to the terms and conditions of a terms agreement with Eksportfinans, to purchase a number of securities set forth in the applicable terms supplement. The agent is committed to purchase all of those securities if any are purchased.

     We expect that the agent will propose to offer the securities in part directly to the public at the initial maximum offering price set forth on the cover page of the applicable terms supplement and in part to Wells Fargo Advisors, LLC, Wells Fargo Financial Network, LLC and/or certain other securities dealers at such price less a concession not to exceed the amount specified in the applicable terms supplement. After the initial public offering of the securities is completed, the public offering price and concessions may be changed by the agent. The maximum discount or commission that may be received by any member of FINRA for sales of securities pursuant to the accompanying prospectus supplement and prospectus will not exceed 8.00% of the initial public offering price of the securities.

     The underwriting discount and commission and structuring and development costs for an issuance of securities will be set forth in the applicable final pricing supplement when the final terms of the applicable securities are determined.

     The initial public offering price of the securities will include the underwriting discount and commission and the structuring and development costs set forth in the applicable terms supplement and the estimated cost of hedging our obligations under the securities. We expect to hedge our obligations under the securities through an affiliate of the agent. Our cost of hedging will include the projected profit that such counterparty expects to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risks and may be influenced by market forces beyond our or our counterparty’s control, such hedging may result in a profit that is more or less than expected, or could result in a loss.

     Each issuance of securities will be a new issue of securities with no established trading market. We expect to be advised by the agent that the agent intends to make a market in the applicable securities but will not be obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.

     Settlement for each issuance of the securities will be made in immediately available funds. The securities will be in the Same Day Funds Settlement System at DTC and, to the extent the secondary market trading in the securities is effected through the facilities of such depositary, such trades will be settled in immediately available funds.

     Eksportfinans will agree to indemnify the agent against certain liabilities, including liabilities under the Securities Act of 1933.

     This product supplement and the attached prospectus and prospectus supplement may be used by the agent or its affiliates in connection with offers and sales related to market-making or other transactions in the securities. The agent and its affiliates may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     From time to time the agent engages in transactions with Eksportfinans in the ordinary course of business. The agent has performed investment banking services for Eksportfinans in the last two years and has received fees for these services.

     In connection with any issuance of securities under this product supplement, the agent may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the applicable securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit reclaiming a selling concession from a syndicate member when the securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the applicable securities to be higher than it would otherwise be in the absence of such transactions.

     No action has been or will be taken by Eksportfinans, the agents or any broker-dealer affiliate of either Eksportfinans or the agents that would permit a public offering of the securities or possession or distribution of this product supplement or the accompanying prospectus and prospectus supplement in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this product supplement or the accompanying prospectus and prospectus supplement, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on Eksportfinans or any broker-dealer affiliate of Eksportfinans or the agents.